EXHIBIT 10.6


                                LOAN AGREEMENT

                                    Among

                       GE CAPITAL PUBLIC FINANCE, INC.,

                                  as Lender,

                                     and

                           MICHIGAN STRATEGIC FUND,

                                  as Issuer,

                                     and

                          SECOM GENERAL CORPORATION,

                                 as Borrower


                         Dated as of September 1, 1996

                                   ---------

              This instrument constitutes a security agreement
                  under the Michigan Uniform Commercial Code

                                   ---------


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                              TABLE OF CONTENTS

                                                                          Page

                                   ARTICLE I

                           DEFINITIONS AND EXHIBITS

Section 1.01.  Definitions ........................................         2
Section 1.02.  Exhibits ...........................................         5
Section 1.03.  Rules of Construction...............................         6

                                  ARTICLE II

                   FINANCING OF EQUIPMENT AND TERMS OF LOAN

Section 2.01.  Acquisition of Equipment............................         6
Section 2.02.  Loan................................................         6
Section 2.03.  Interest............................................         6
Section 2.04.  Payments............................................         7
Section 2.05.  Payment on Non-Business Days........................         7
Section 2.06.  Loan Payments To Be Unconditional...................         7
Section 2.07.  Prepayments.........................................         7
Section 2.08.  Execution, Authentication and Delivery of the Bond..         8
Section 2.09.  Mutilated, Lost, Stolen or Destroyed Bond ..........         8

                                 ARTICLE III

CONDITIONS PRECEDENT...............................................         8

                                  ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER................        11

                                  ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER..............        13

                                  ARTICLE VI

                    TITLE TO EQUIPMENT, SECURITY INTEREST

Section 6.01.  Title to the Equipment..............................        21
Section 6.02.  Security Interest in Equipment......................        21


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Section 6.03.  Change in Name or Corporate Structure of Borrower,
               Change in Location of Borrower's Principal Place
               of Business.........................................        21
Section 6.04.  Liens and Encumbrances to Title.....................        22
Section 6.05.  Personal Property...................................        22
Section 6.06.  Assignment of Insurance.............................        22
Section 6.07.  Occupancy...........................................        22
Section 6.08.  Agreement as Financing Statement....................        23

                                 ARTICLE VII

                      AFFIRMATIVE COVENANTS OF BORROWER

Section 7.01.  Reporting Requirements..............................        23
Section 7.02.  Books and Records; Inspection and Examination.......        24
Section 7.03.  Compliance With Laws; Environmental Indemnity.......        25
Section 7.04.  Payment of Taxes and Other Claims...................        25
Section 7.05.  Maintenance of Equipment............................        25
Section 7.06.  Insurance; Indemnification..........................        26
Section 7.07.  Preservation of Corporate Existence.................        28
Section 7.08.  Performance by Lender...............................        28
Section 7.09.  Covenant as to Nonimpairment of Tax-Exempt Status...        28
Section 7.10.  Financial Covenants.................................        29

                                 ARTICLE VIII

                        NEGATIVE COVENANTS OF BORROWER

Section 8.01.  Lein................................................        30
Section 8.02.  Sale of Assets......................................        30
Section 8.03.  Consolidation and Merger............................        31
Section 8.04.  Accounting..........................................        31
Section 8.05.  Transfers...........................................        31
Section 8.06.  Other Defaults......................................        31
Section 8.07.  Place of Business...................................        31
Section 8.08.  Modification and Substitutions......................        31
Section 8.09.  Use of the Equipment................................        32

                                  ARTICLE IX

DAMAGE AND DESTRUCTION;............................................        32

                                  ARTICLE X

                      ASSIGNMENT, SUBLEASING AND SELLING

Section 10.01. Assignment by Lender................................        32
Section 10.02. No Sale or Assignment by Borrower...................        33

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                                  ARTICLE XI

                        EVENTS OF DEFAULT AND REMEDIES

Section 11.01. Events of Default...................................        33
Section 11.02. Remedies on Default.................................        34
Section 11.03. Return of Equipment.................................        36
Section 11.04. No Remedy Exclusive.................................        36
Section 11.05. Late Charge.........................................        36

                                 ARTICLE XII

                                MISCELLANEOUS

Section 12.01. Costs and Expenses of Lender and Issuer.............        37
Section 12.02. Disclaimer of Warranties............................        37
Section 12.03. Notices.............................................        37
Section 12.04. Further Assurance and Corrective Instruments........        38
Section 12.05. Binding Effect; Time of the Essence.................        38
Section 12.06. Severability........................................        38
Section 12.07. Amendments..........................................        38
Section 12.08. Execution in Counterparts...........................        38
Section 12.09. Applicable Law......................................        38
Section 12.10. Captions............................................        38
Section 12.11. Entire Agreement....................................        38
Section 12.12. Usury...............................................        39
Section 12.13. Waiver of Jury Trial................................        39
Section 12.14. Governmental Functions..............................        39

                                LOAN AGREEMENT



Lender:          GE Capital Public Finance, Inc.
                 Suite 470
                 8400 Normandale Lake Blvd.
                 Minneapolis, MN 55437
                 Telephone: (800) 346-3164
                 Telecopier: (612) 897-5601


Issuer:          Michigan Strategic Fund
                 Attn: President
                 525 West Ottawa, 5th floor
                 Lansing, MI 48933
                 Telephone: (517) 335-4417
                 Telecopier: (517) 335-3059


Borrower:        Secom General Corporation
                 46035 Grand River Avenue
                 Novi, Ml 48374
                 Telephone: (805) 305-9410
                 Telecopier: (805) 305-9599


      THIS LOAN AGREEMENT dated as of September 1, 1996 (this "Agreement") among GE Capital Public Finance, Inc., a Delaware corporation, as lender (with its successors and assigns, "Lender"), Michigan Strategic Fund, a public body corporate and politic duly organized and validly existing under the laws of the state of Michigan (the "State"), as issuer ("Issuer"), and Secom General Corporation, a Delaware corporation, as borrower ("Borrower").

      WHEREAS, Issuer is authorized and empowered under the laws of the State, including 1984 PA270, as amended (the "Act"), to assist any person, firm or corporation in the financing of certain projects and facilities, through the issuance of its limited obligation revenue bonds; and

      WHEREAS, in furtherance of the purposes of the Act, Issuer proposes to finance all or a portion of the acquisition and installation of the Equipment (as hereinafter defined) by Borrower pursuant to this Agreement by obtaining a loan from Lender, issuing the Bond (as defined herein) and lending the proceeds thereof to Borrower; and

      WHEREAS, Borrower proposes the acquisition and installation of the Equipment and as an inducement therefor has requested Issuer to assist in the financing of the Equipment and certain other expenses incidental thereto, as provided in the Act; and

      WHEREAS, Borrower shall make Loan Payments (as hereinafter defined) directly to Lender as assignee of Issuer; and

      WHEREAS, the Bond and the interest obligation thereon shall never constitute any obligation of the State or a general obligation of Issuer within the meaning of any constitutional or statutory limitation and shall never constitute nor give rise to a charge against the general credit or taxing powers or the State, but shall be a limited obligation of Issuer payable solely from the Loan Payments payable hereunder by Borrower to Lender as assignee of Issuer;

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledge and in consideration of the premises contained in this Agreement, Lender, Issuer and Borrower agree as follows:


                                   ARTICLE I

                           DEFINITIONS AND EXHIBITS

      Section 1.01 Definitions. The following terms used herein will have the meanings indicated unless the context clearly requires otherwise:

      "Acquisition Costs" means the contract price paid or to be paid to the Vendors for any portion of the Equipment upon Borrower's acceptance thereof as set forth on Exhibit A hereto.

      "Agreement" means this Agreement, including all exhibits hereto, as any of the same may be supplemented or amended from time to time in accordance with the terms hereof.

      "Bond" means Issuer's $4,000,000.00 Limited Obligation Revenue Bond (Secom General Corporation Project), Series 1996B, in the form attached hereto as Exhibit E.

      "Bond Counsel" means an attorney or firm of attorneys nationally recognized in the field of municipal finance and acceptable to Lender and Issuer.

      "Borrower" means Secom General Corporation, a Delaware corporation.

      "Business Day" means a day other than a Saturday or Sunday on which banks are generally open for business in New York, New York.

      "Capital Expenditures" means expenditures:

            (a) properly chargeable to the capital account of any person without regard to any rule of the Code which permits such expenditures to be treated as current expenses;

            (b) financed from sources other than the Loan Proceeds; and

            (c) which resulted in property used in connection with facilities located in the City of Novi, Oakland County, Michigan, or located in any adjacent political subdivision and integrated with or contiguous to such facilities, the "principal user" of which is Borrower or any Related Person or any other Principal User of the Equipment or Related Person to such Principal User, except capital expenditures exempted under Section 144(a)(4)(C) of the Code.

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      "Certificate of Acceptance" means a Certificate of Acceptance, in substantially the form set forth as Exhibit B hereto, whereby Borrower acknowledges receipt in good condition of particular items of Equipment identified therein and confirms the date of delivery thereof and certain other matters.

       "Code" means the Internal Revenue Code of 1986, as amended, and United States Treasury regulations promulgated thereunder.

      "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default as provided in Article XI hereof.

      "Determination of Taxability" means any determination, decision or decree by the Commissioner of Internal Revenue, or any District Director of Internal Revenue or any court of competent jurisdiction, or an opinion of Bond Counsel that an Event of Taxability shall have occurred. A Determination of Taxability also shall be deemed to have occurred on the first to occur of the following:

            (a) the date when Borrower files any statement, supplemental statement, or other tax schedule, return or document, which discloses that an Event of Taxability shall have occurred; or

            (b) the effective date of any federal legislation enacted after the date of this Agreement or promulgation of any income tax regulation or ruling by the Internal Revenue Service that causes an Event of Taxability after the date of this Agreement.

      "Equipment" means the personal property identified in Exhibit A hereto to be used in connection with Borrower's operations (including, to the extent permitted pursuant to the Code without jeopardizing the tax-exempt status of the Interest, certain items originally financed through internal advances of Borrower in anticipation of obtaining permanent financing through Issuer), together with all replacement parts, additions, repairs, accessions and accessories incorporated therein and/or affixed to such personal property.

      "Escrow Agent" means National City Bank of Minneapolis, as escrow agent under the Escrow Agreement and its successors and assigns permitted under the Escrow Agreement.

      "Escrow Agreement" means the Escrow Agreement dated as of September 1, 1996 among Lender, Issuer, Borrower and Escrow Agent.

      "Escrow Fund" means the fund established and held by Escrow Agent pursuant to the Escrow Agreement.

      "Event of Taxability" means if as the result of any act, failure to act or use of the proceeds of the Loan, a change in use of the Equipment or any misrepresentation or inaccuracy in any of the representations, warranties or covenants contained in this Agreement or the Tax Compliance Certificate by Issuer or Borrower or the enactment of any federal legislation after the date of this

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Agreement or the promulgation of any income tax regulation or ruling by the
Internal Revenue Service after the date of this Agreement, the interest on the Bond is or becomes includable in the recipient's gross income.

      "Guarantors" means Uniflow Corporation, Form Flow, Inc., L&H Die, Inc., and Micanol, Inc.

      "Guaranty Agreements" means the four Guaranty Agreements dated as of September 1, 1996 executed on behalf of Guarantors.

      "Indemnity Agreement" means the Indemnity Agreement dated as of September 1, 1996 executed on behalf of Borrower for the benefit of Lender.

      "Interest" means the portion of any payment from Issuer to Lender under the Bond designated as and comprising interest as shown in Exhibit A hereto.

      "Insurance Costs" means items of expense payable or reimbursable directly or indirectly by Issuer or Borrower and related to the authorization, sale and issuance of the Bond and authorization and execution of this Agreement, which items of expense shall include, but not be limited to, application fees and expenses, publication costs, printing costs, costs of reproducing documents, filing and recording fees, bond counsel and counsel fees, costs of credit ratings, charges for execution, transportation and safekeeping of the Bond and related documents, and other costs, charges and fees in connection with the foregoing.

      "Issuer" means the Michigan Strategic Fund, acting as issuer under this Agreement.

      "Lender" means (i) GE Capital Public Finance, Inc., acting as lender under this Agreement and holder of the Bond, (ii) any surviving, resulting or transferee corporation of GE Capital Public Finance, Inc (who is also holder of the Bond) and (iii) except where the context requires otherwise, any assignee(s) of Lender (who shall also be holder of the Bond).

      "Loans" means the loan from Issuer to Borrower pursuant to this Agreement.

      "Loan Payments" means the loan payments payable by Borrower pursuant to the provisions of this Agreement as specifically set forth in Exhibit A hereto. As provided in Article II hereof, Loan Payments shall be payable by Borrower directly to Lender, as assignee of Issuer, in the amounts and at the times as set forth in Exhibit A hereto.

      "Loans Proceeds" means the total amount of money to be deposited pursuant to Section 2.02 hereof with Escrow Agent for deposit and application in accordance with the Escrow Agreement. The Loan Proceeds consist of the proceeds of the Bond.

      "Prepayment Amount" means the amount which Borrower may from time to time, in its discretion, pay or cause to be paid to Lender as assignee of Issuer in order to prepay the Loan and the Bond, as provided in Section 2.07 hereof, such amounts being set forth in Exhibit A hereto.

      "Principal" means the portion of any Loan Payment designated as principal in Exhibit A hereto.

      "Principal User" means a principal user of the Equipment as such term is used in Section 144(a) of the Code.

      "Prior Loan Agreement" means the Loan Agreement dated as of June 1, 1996 among Lender, Issuer and Borrower.

      "Purchase Agreement" means Borrower's purchase agreements with Vendors of the equipment.

      "Related Person" with reference to any Substantial User, means a "related person" within the meaning of Section 147(a) of the Code, and, with reference to any "Principal User, means a "related person" within the meaning of Section 144(a)(3) of the Code.

      "Reserved Rights" means those certain rights of Issuer under this Agreement to indemnification, liability insurance proceeds and reimbursement for certain costs and expenses pursuant Sections 7.06, 7.03 and 12.01(b) hereof, to receive notice pursuant to Section 12.03 hereof and to inspect Borrower's books and records pursuant to Section 7.02 hereof.

      "State" means the State of Michigan.

      "Substantial User" means, with respect to any "facilities" (as the term "facilities' is used in section 147(a) of the Code), a "substantial user" of such "facilities" within the meaning of Section 147(a)of the Code.

      "Tax Compliance Certificate" means, collectively, the Non-Arbitrage Certificate and the Tax Compliance Certificate, each dated as of the date hereof, executed by Borrower in connection with the Issuance of the Bond.

      "UCC" means the Uniform Commercial Code as adopted and in effect in the State.

      "Vendor" means the manufacturer or vendor of an item of Equipment, as well as the agents or dealers of the manufacturer, from whom Borrower has purchased or is purchasing items of Equipment.

      Section 1.02. Exhibits. The following exhibits are attached hereto and made a part hereof:

      Exhibit A: Form of Schedule of Equipment and Loan Payments describing the Equipment and setting forth the Loan Payments and Prepayment Amounts. Issuer hereby authorizes Lender to insert in Exhibit A the serial or other identifying numbers relating to the Equipment when available.

      Exhibit B: Form of Certificate of Acceptance.

      Exhibit C: Form of opinion of counsel to Borrower and Guarantors.

      Exhibit D: Form of opinion of Bond Counsel.

      Exhibit E: Form of Bond.


      Section 1.03. Rules of Construction. (a) The singular form of any word used herein, including the terms defined in Section 1.01 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

      (b) Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole.

      (c) The headings or titles of the several articles and sections shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.


                                  ARTICLE II

                   FINANCING OF EQUIPMENT AND TERMS OF LOANS

      Section 2.01. Acquisition of Equipment. Borrower either has ordered or shall order the Equipment pursuant to one or more Purchase Agreements from one or more Vendors. Borrower shall remain liable to the Vendor or Vendors in respect of its duties and obligations in accordance with each Purchase Agreement and shall bear the risk of loss with respect to any loss or claim relating to any item of Equipment covered by any Purchase Agreement, and neither Lender nor Issuer shall assume any such liability or risk of loss.

      Section 2.02. Loan. Lender hereby agrees, subject to the terms and conditions of this Agreement, to make a loan to Issuer pursuant to the terms hereof and through the purchase of the Bond in the amount of $4,000,000.00; Issuer hereby agrees, subject to the terms and conditions of this Agreement and the Bond, to sell the Bond to Lender and to lend the Loan Proceeds to Borrower; and Borrower hereby agrees to borrow such amount from Issuer. Upon fulfillment of the conditions set forth in Article III hereof, Lender shall deposit the Loan Proceeds (consisting of the proceeds of the Bond) in the Escrow Fund to be held, invested and disbursed as provided in the Escrow Agreement. Issuer's obligation to make payments on the Bond, and Borrower's obligation to repay the Loan, shall commence, and interest shall begin to accrue, on the date on which Loan Proceeds are deposited in the Escrow Fund (which shall be the date on which the Bond is issued).

      Section 2.03. Interest. The principal amount of the Bond and the Loan hereunder outstanding from time to time shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the rate of five and ninety-nine hundredths percent (5.99%). Interest accruing on the principal balance of such loans outstanding from time to time shall be payable as provided in Exhibit A and the Bond and upon earlier demand in accordance with the terms hereof or prepayment in accordance with the terms of the Bond and
Section 2.07 hereof.

      Section 2.04. Payments. Issuer shall pay the principal of, premium, if any in accordance with Section 2.07 hereof and interest on the Bond, but only out of the amounts paid by Borrower pursuant to this Agreement. Borrower shall pay to Lender, as assignee of Issuer and holder of the Bond, Loan Payments, in the amounts and on the dates set forth in Exhibit A hereto. As security for its obligation to pay the principal of, premium, if any in accordance with
Section 2.07 hereof, and interest on the Bond, Issuer assigns to Lender all of Issuer's right to receive Loan Payments from Borrower hereunder, all of Issuer's rights hereunder (except Reserved Rights) and all of Issuer's right, title and interest in and to the Equipment, and Issuer irrevocably constitutes and appoints Lender and any present or future officer or agent of Lender as its lawful attorney, with full power of substitution and resubstitution, and in the name of Issuer or otherwise, to collect the Loan Payments and any other payments due hereunder and under the Bond and to sue in any court for such Loan Payments or other payments, to exercise all rights hereunder with respect to the Equipment and to withdraw or settle any claims, suits or proceedings pertaining to or arising out of this Agreement upon any terms. Such Loan Payments and other payments shall be made by Borrower directly to Lender, as Issuer's assignee, and shall be credited against Issuer's payment obligations hereunder and under the Bond. No provision, covenant or agreement contained in this Agreement or any obligation herein imposed on Issuer, or the breach thereof, shall constitute or give rise to or impose upon Issuer or the State a pecuniary liability, a charge upon its general credit or taxing powers or a pledge of its general revenues but shall be a limited obligation as described herein. Issuer has no taxing power. All amounts required to be paid by Borrower hereunder shall be paid in lawful money of the United States of America in immediately available funds. No recourse shall be had by Lender or Borrower for any claim based on this Agreement or the Bond against any member, director, officer, employee or agent of Issuer alleging personal liability on the part of such person.

      Section 2.05 Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or the fees hereunder, as the case may be.

      Section 2.06. Loan Payments To Be Unconditional. The obligations of Borrower to make payment of the Loan Payments required under this Article II and to make other payments hereunder and to perform and observe the covenants and agreements contained herein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including (without limitation) any failure of the Equipment to be delivered or installed, any defects, malfunctions, breakdowns or infirmities in the Equipment or any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute between Borrower and any of Issuer, Lender, any Vendor or any other person, Borrower shall make all Loan Payments when due and shall not withhold any Loan Payments pending final resolution of such dispute, nor shall Borrower assert any right of set-off or counterclaim against its obligation to make such payments required under this Agreement.

      Section 2.07. Prepayments. (a) Borrower may, in its discretion, prepay the Loan and the Bond in whole at any time after the third anniversary of the date hereof by paying the applicable Prepayment Amount.

      (b) Borrower shall prepay the Loan and the Bond in whole or in part at any time pursuant to Article IX hereof by paying the applicable Prepayment Amount.

      (c) Borrower shall prepay the Loan and the Bond in full immediately upon demand of Lender after the occurrence of an Event of Default by paying the applicable Prepayment Amount.

      (d) Borrower shall prepay the Loan and the Bond in full immediately upon demand of Lender after the occurrence of a Determination of Taxability; provided, however, that Lender, in its sole discretion may waive the requirement that the Loan and the Bond be prepaid pursuant to this Section 2.07(d).

      (e) The Loan and the Bond shall be repaid in part with funds remaining in the Escrow Fund upon termination of the Escrow Agreement as provided in Sections 2.03 or 2.04 of the Escrow Agreement. Such prepayment shall be without prepayment premium or penalty as long as such funds are not in an amount greater than $150,000.00. In the event that such funds are in an amount equal to or greater than $150,000 00, any such prepayment shall be subject to a 2% prepayment premium and shall not occur unless Borrower provides an opinion of counsel that such prepayment will not result in a Default or Event of Default and an opinion of Bond Counsel that such prepayment will not result in a Determination of Taxability.

      Upon any prepayment in part of the Loan and the Bond, the prepayment shall be applied to the Principal portion of prepayments in inverse order of maturity.

            Section 2.08. Execution, Authentication and Delivery of the Bond. The Bond shall be executed on behalf of Issuer by the manual signature of a member or an authorized officer of Issuer and shall have impressed or printed thereon the official seal of Issuer.


            Section 2.09 Mutilated, Lost, Stolen or Destroyed Bond. Subject to Act 354, Michigan Public Acts, 1972, as amended, and any other applicable law, in the event the Bond is mutilated, lost, stolen or destroyed, Issuer may authorize the execution and delivery of a new bond of like tenor as that mutilated, lost, stolen or destroyed; provided, however, that in the case of any mutilated Bond, such mutilated Bond shall first be surrendered to Issuer and in the case of any lost, stolen or destroyed Bond, there shall first be furnished to Issuer evidence of the ownership thereof and of such loss, theft or destruction satisfactory to Issuer together, in each case, with a bond of indemnity satisfactory to Issuer. Issuer may charge the holder or owner of such Bond with any amounts provided by the aforesaid Act 354 and any other applicable law.


                                 ARTICLE III

                             CONDITIONS PRECEDENT

      Lender's agreement to purchase the Bond, to make the loan to Issuer hereunder and to deposit the Loan Proceeds with Escrow Agent shall be subject to the condition precedent that Lender shall have received all of the following, each in form and substance satisfactory to Lender:

           (a) This Agreement, properly executed on behalf of Issuer and Borrower, and each of the Exhibits hereto properly completed.

           (b) The Bond, in the form attached hereto as Exhibit E, properly executed on behalf of Issuer.

           (c) The Tax Compliance Certificate, properly executed on behalf of Borrower, in form and substance acceptable to Lender.

           (d) The Escrow Agreement, properly executed on behalf of Issuer, Borrower and Escrow Agent.

           (e) The Indemnity Agreement, properly executed on behalf of Borrower, in form and substance acceptable to Lender.

           (f) A certificate of the Secretary or an Assistant Secretary of Borrower, certifying as to (i) the resolutions of the board of directors and, if required, the shareholders of Borrower, authorizing the execution, delivery and performance of this Agreement, the Escrow Agreement and the Tax Compliance Certificate and any related documents,
      (ii) the bylaws of Borrower, and (iii) the signatures of the officers or agents of Borrower authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Compliance Certificate and other instruments, agreements and certificates on behalf of Borrower.

           (g) Currently certified copies of the Articles of Incorporation of Borrower.

           (h) A Certificate of Good Standing issued as to Borrower by the Secretary of State of the state of Borrower's incorporation and by the Michigan Department of Consumer and Industry Services not more than 10 days prior to the date hereof.

           (i) Certificates of the insurance required hereunder, containing a lender's loss payable clause or endorsement in favor of Lender.

           (j) A completed and executed Form 8038 or evidence of filing thereof with the Secretary of Treasury.

           (k) A resolution or evidence of other official action taken by or on behalf of Issuer to authorize the transactions contemplated hereby.

           (i) Evidence that the financing of the Equipment has been approved by the "applicable elected representative" of Issuer after a public hearing held upon reasonable notice.

           (m) A true and correct copy of any and all leases pursuant to which Borrower is leasing the property where the Equipment will be located, together with a landlord's disclaimer and consent with respect to each such lease.

           (n) A true and correct copy of any and all mortgages, deeds of trust or similar agreements (whether or not Borrower is a party to any such agreement) relating to the property where the Equipment will be located, together with a mortgagee's waiver with respect to each such mortgage, deed of trust or similar agreement.

           (o) As applicable, financing statements, including fixture filings if necessary, executed by Borrower, as debtor, and naming Issuer, as secured party, and Lender, as assignee, and/or the original certificate of title or manufacturer's certificate of origin and title application if any of the Equipment is subject to certificate of title laws.

           (p) Financing statements, including fixture filings if necessary, executed by Issuer, as debtor, and naming Lender, as secured party.

           (q) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against Borrower, (ii) no financing statements have been filed and remain in effect against Borrower relating to the Equipment except those financing statements filed by Lender, (iii) Lender has duly filed all financing statements necessary to perfect the security interest created pursuant to this Agreement and (iv) Lender has duly filed all financing statements necessary to perfect the transfer of Issuer's interest in this Agreement and the Loan Payments.

           (r) A Guaranty Agreement in form and substance acceptable to Lender executed on behalf of each Guarantor.

           (s) An opinion of counsel to Borrower, addressed to Lender and Issuer, in the form attached hereto as Exhibit C.

           (t) An opinion of Bond Counsel, addressed to Lender and Issuer, in the form attached hereto as Exhibit D.

           (u) Payment of Lender's fees, commissions and expenses required by
      Section 12.01 hereof.

           (v) Payment of Issuer's fees incurred in connection with this Agreement and the transactions contemplated hereby.

           (w) Any other documents or items required by Lender.

           (x) A mortgagee's waiver with respect to the Equipment in form and substance acceptable to Lender executed on behalf of MetLife Capital Financial Corporation and security interest subordination agreement(s) or release(s) in form and substance acceptable to Lender with respect to the Equipment executed by such persons as Lender may request in form and substance acceptable to Lender.

      Lender's agreement to consider approval of any disbursement from the Escrow Fund shall be subject to the further conditions precedent that on the date thereof:

           (y) Lender shall have received each of the items required for a disbursement pursuant to the Escrow Agreement;

           (z) Lender shall have received in form and substance satisfactory to Lender Vendor invoice(s) and/or bill(s) of sale relating to the Equipment and, if such invoices have been paid by Borrower, evidence of payment thereof and, if applicable, evidence of official intent to reimburse such payment as required by the Code;

           (a) the representations and warranties contained in Articles IV and V hereof are correct on and as of the date of such disbursement as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier due; and

           (b) no event has occurred and is continuing, or would result from such disbursement, which constitutes a Default, an Event of Default or a Determination of Taxability.

           (c) Lender shall have received evidence satisfactory to Lender that Lender has a first priority perfected security interest in the Equipment, including (without limitation) current searches of appropriate filing offices showing that (i) no state or federal tax liens or judgment liens have been filed and remain in effect against Borrower and (ii) no financing statements have been filed and remain in effect against Borrower relating to the Equipment except those financing statements filed by or on behalf of Lender.

                                  ARTICLE IV

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER

     Issuer represents, warrants and covenants for the benefit of Lender and Borrower, as follows:

           (a) Issuer is a public body corporate and politic duly created and validly existing under the Constitution and laws of the State.

           (b) Issuer is authorized under the Act to issue the Bond and to enter into this Agreement, the Escrow Agreement and the transactions contemplated hereby and to perform all of its obligations hereunder.

           (c) Issuer has duly authorized the issuance of the Bond and the execution and delivery of this Agreement and the Escrow Agreement under the terms and provisions of the resolution of its governing body, and further represents, covenants and warrants that all requirements have been met and procedures have occurred in order to ensure the enforceability of this Agreement and the Escrow Agreement against Issuer, and Issuer has complied with such public bidding requirements (if any) as may be applicable to this Agreement. Issuer has taken all necessary action and has complied with all provisions of the Act required to make this Agreement and the Escrow Agreement the valid and binding obligations of Issuer.

           (d) The officer of Issuer executing this Agreement and any related documents has been duly authorized to execute and deliver this Agreement and the Escrow Agreement and such related documents under the terms and provisions of a resolution of Issuer's governing body, or by other appropriate official action.

           (e) This Agreement and the Escrow Agreement are legal, valid and binding Obligations of Issuer, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to effecting the enforcement of creditors' rights.

           (f) All of the proceedings approving this Agreement, the Escrow Agreement and the Bond were conducted by Issuer at meetings which complied with Act 267, Michigan Public Acts, 1976, as amended.

           (g) No member of the Board of Directors of Issuer is directly or indirectly a party to or in any manner whatsoever interested in this Agreement, the Escrow Agreement, the Bond or the proceedings related thereto.

           (h) Issuer has assigned to Lender all of Issuer's rights in the Equipment and this Agreement (except Reserved Rights) including the assignment of all rights in the security interest granted to Issuer by Borrower.

           (i) Issuer will not pledge, mortgage or assign this Agreement to any person, firm or corporation, except as provided under the terms hereof.

           (j) None of the execution and delivery of this Agreement or the Escrow Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and conditions of this Agreement or the Escrow Agreement violates any law, rule, regulation or order, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which Issuer is now a party or by which it is bound or constitutes a default under any of the foregoing or results in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Issuer under the terms of any instrument or agreement.

           (k) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body which has been served upon Issuer or, to the best of Issuer's knowledge, is threatened against or affecting Issuer, challenging Issuer's authority to enter into this Agreement or the Escrow Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement or the Escrow Agreement or any other transaction of Issuer which is similar hereto, or the exclusion of the interest on the Bond from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.

           (l) Issuer will submit or cause to be submitted to the Secretary of the Treasury a Form 8038 at the time and in the form required by the Code.

           (m) The financing of the Equipment has been approved by the "applicable elected representative" (as defined in Section 147(f) of the Code) of Issuer after a public hearing held upon reasonable notice.

           (n) Issuer will take no action that would cause the Interest to become includable in gross income for federal income tax purposes under the Code.

           (o) Issuer covenants that it will promptly pay or cause to be paid to Lender the Loan Payments payable by Borrower hereunder and under the Bond to the extent actually received from Borrower at the place, on the dates and in the manner set forth herein and in the Bond.

           (p) Issuer recognizes that investment of the Loan Proceeds will be at the written direction of Borrower, but agrees that it will commit no act that would cause the Bond to be an "arbitrage bond" within the meaning of Section 148(a) of the Code.

                                   ARTICLE V

                          REPRESENTATIONS, WARRANTIES
                           AND COVENANTS OF BORROWER

      Borrower represents, warrants and covenants for the benefit of Lender and Issuer, as follows:

           (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has power to enter into this Agreement and the Escrow Agreement and by proper corporate action has duly authorized the execution and delivery of this Agreement, the Escrow Agreement and the Tax Compliance Certificate. Borrower is in good standing and is duly licensed or qualified to transact business in the State and in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

           (b) Borrower has been fully authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Compliance Certificate under the terms and provisions of the resolution of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of this Agreement, the Escrow Agreement and the Tax Compliance Certificate and this Agreement, the Escrow Agreement and the Tax Compliance Certificate have been duly authorized, executed and delivered.

           (c) The officer of Borrower executing this Agreement, the Escrow Agreement and the Tax Compliance Certificate and any related documents has been duly authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Compliance Certificate and such related documents under the terms and provisions of a resolution of Borrower's board of directors.

           (d) This Agreement, the Escrow Agreement and the Tax Compliance Certificate constitute valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to effecting the enforcement of creditors' rights.

           (e) The execution and delivery of this Agreement, the Escrow Agreement and the Tax Compliance Certificate, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws of Borrower or of any corporate restriction or of any agreement or instrument to which Borrower is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Borrower contrary to the teens of any instrument or agreement to which Borrower is a party or by which it is bound.

           (f) The authorization, execution, delivery and performance of this Agreement by Borrower do not require submission to, approval of, or other action by any governmental authority or agency, which action with respect to this Agreement has not been taken and which is final and nonappealable.

           (g) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, challenging Borrower's authority to enter into this Agreement, the Escrow Agreement or the Tax Compliance Certificate or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Escrow Agreement or the Tax Compliance Certificate or any other transaction of Borrower which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.

           (h) The property at which the Equipment is located is properly zoned for its current and anticipated use and the use of the Equipment will not violate any applicable zoning, land use, environmental or similar law or restriction. Borrower has all licenses and permits to use the Equipment. Borrower has obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at Borrower's facilities or in connection with the operation of its facilities. Except as previously disclosed to Lender in writing, Borrower and all activities of Borrower at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to Borrower with respect thereto. Except as previously disclosed to Lender in writing, Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which Borrower is aware. Except as previously disclosed to Lender in writing, Borrower is not aware of, nor has Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

           (i) The Equipment is of the type authorized and permitted to be financed by the Act.

           (j) Borrower owns or will own the Equipment and intends to operate the Equipment, or cause the Equipment to be operated, as a "project," within the meaning of the Act, until the date on which all of the Loan Payments have been fully paid or the applicable Prepayment Amount has been fully paid.

           (k) Borrower will not take any action that would cause the Interest to become includable in gross income of the recipient for federal income tax purposes under the Code, and Borrower will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).

           (l) Borrower has heretofore furnished to Lender the audited financial statement of Borrower for its fiscal year ended September 30, 1995 and the unaudited financial statement of Borrower for the months ended March 31, 1996, and those statements fairly present the financial condition of Borrower on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower.

           (m) Borrower has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it. Borrower has filed all federal, state and local tax returns which are required to be filed, and Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due.

           (n) Borrower has or will have good and absolute title to all Equipment and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances except for the security interest created pursuant to this Agreement.

           (o) All financial and other information provided to Lender by or on behalf of Borrower and each Guarantor in connection with Borrower's request for the Loan contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, present a good faith opinion as to such projections, valuations and pro forma condition and results.

           (p) Borrower has provided to Lender signed financing statements sufficient when filed to perfect the security interest created pursuant to this Agreement. When such financing Statements are filed in the offices noted therein, Lender, as assignee of Issuer, will have a valid and perfected security interest in the Equipment, subject to no other security interest, Assignment, Lien or encumbrance. Borrower intends the Equipment to be and remain personal property rather than a fixture on real estate. Borrower owns the real property where the Equipment will be located subject to no liens or encumbrances of any kind except a mortgage interest held by MetLife Capital Financial Corporation.

           (q) Upon delivery and installation of the Equipment, Borrower will provide to lender a completed and executed copy of the Certificate of Acceptance attached hereto as Exhibit B.

           (r) All representations and warranties of Borrower set forth in the Tax Compliance Certificate are true and correct as of the date hereof. Borrower will comply fully at all times with the Tax Compliance Certificate, and Borrower will not take any action, or omit to take any action which, if taken or omitted, respectively, would violate the Tax Compliance Certificate.

           (s) Expenses for work done by officers or employees of Borrower in connection with the Equipment will be included as an Acquisition Cost, if at all, only to the extent (i) such persons were specifically employed for such particular purpose, (ii) the expenses do not exceed the actual cost thereof and (iii) such expenses are treated or capable of being treated (whether or not so treated) on the books of Borrower as a capital expenditure in conformity with generally accepted accounting principles applied on a consistent basis.

           (t) Any costs incurred with respect to that part of the Equipment paid from the Loan proceeds shall be treated or capable of being treated on the books of Borrower as capital expenditures in conformity with generally accepted accounting principles applied on a consistent basis.

           (u) No part of the Loan Proceeds will be used to finance inventory or rolling stock or will be used for working capital or to finance any other cost (other than Issuance Costs not exceeding $80,000) not constituting an Acquisition Cost.

           (v) No person other than Borrower and Uniflow Corporation (Borrower's wholly-owned subsidiary) is in occupancy or possession of any portion of the real property where the Equipment is located.

           (w) The Equipment is property of the character subject to the allowance for depreciation under Section 167 of the Code.

           (x) The completion of the acquisition of the Equipment will not have the effect of transferring more than 20 full-time employees from one municipality of the State to another and is expected to create approximately 25 jobs in the City of Novi and thereby promote the development of present business enterprises in Michigan.

           (y) None of the Loan Proceeds shall be applied to any costs of the acquisition or installation of the Equipment which were paid (within the meaning of Section 103 of the Code) prior to the date 60 days before the date (March 27, 1996) on which the inducement resolution was adopted by Issuer with respect to the Equipment. Issuer adopted a resolution declaring official intent to finance the costs of the Equipment pursuant to Treas. Reg. 1.150-2 not more than 60 days after the date on which the acquisition and installation of the Equipment commenced.

           (z) No member, director or officer of Issuer has any interest of any kind in Borrower which would result, as a result of the Loan and the issuance of the Bond, in a substantial financial benefit to such persons other than as a member of the general public of the State.

           (aa) Other than Issuer's $3,000,000 Limited Obligation Revenue Bond (Secom General Corporation Project), Series 1996A, there are no outstanding bonds as described in Section 144(a)(2) of the Code that have been issued by any state, political subdivision, district, public body, agency, authority, commission or instrumentality, the proceeds of which have been or will be used with respect to facilities located within the City of Novi, Oakland County, Michigan, the Principal User of which is Borrower or a Related Person as defined in Section 144(a)(3) of the Code or a Principal User of the Equipment or any Related Person to any such Principal User.

           (bb) All property which is to be financed by the net Loan Proceeds is to be owned by Borrower.

           (cc) All reimbursements to Borrower for Acquisition Costs from Loan Proceeds shall be made in compliance with Treasury Regulation 1.150-2 (the "Reimbursement Regulations").

           (dd) The amount of Issuance Costs financed from the proceeds of the sale of the Bond shall not exceed 2% of the Loan Proceeds.

           (ee) Borrower has heretofore supplied Lender and Issuer estimates of the costs of the Equipment, the completion date and periods of usefulness of the Equipment. Borrower hereby warrants that such estimates were made in good faith and are fair, reasonable and realistic.

           (ff) Borrower shall complete the acquisition of the Equipment as required by the Act as promptly as practicable, and shall cause to be paid all costs of the Equipment in excess of the moneys available therefor in the Escrow Fund in compliance with the terms of the Escrow Agreement.

           (gg) Borrower expects to complete acquisition and installation of the Equipment by June 1, 1997.

           (hh) There are no other bonds described in Section 144(a) of the Code which have been issued, or are contemplated to be issued, pursuant to Section 144(a) of the Code (or its predecessor provision), for the benefit of Borrower, any Principal User, or any Related Person to Borrower and which (i) were or are to be sold at substantially the same time as the Bond; (ii) were or are to be sold pursuant to a common plan of marketing as the marketing plan for the Bond; (iii) were or are to be sold at substantially the same rate of interest as the interest rate on the Bond; and (iv) are payable directly or indirectly by Borrower or from the source from which the Bond is payable.

           (ii) Not less than 95% of the net Loan Proceeds (including investment proceeds) will be expended for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of Section 144(a)(1) of the Code paid in compliance with the Reimbursement Regulations and not less than 100% of the Loan Proceeds will be used to pay costs as permitted by the Act.

           (jj) The information furnished by Borrower and used by Issuer in preparing the Form 8038, Information Return for Tax-Exempt Private Activity Bond Issues, to be filed by or on behalf of Issuer with the Internal Revenue Service in Philadelphia, Pennsylvania pursuant to
      Section 149(e) of the Code, was true and complete as of the date of completion of said Form 8038.

           (kk) The average maturity of the Bond does not exceed 120% of the average reasonably expected economic life of the Equipment, as determined pursuant to Section 147(b) of the Code.

           (ll) No more than 25% of the net Loan Proceeds will be used to provide a facility the primary purpose of which is retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment. No portion of the Loan Proceeds will be used to provide any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box, health club facility, facility primarily used for gambling, store the principal business of which is the sale of alcoholic beverages for off premises consumption or residential real property for family units.

           (mm) Less than 25% of the net Loan Proceeds will be used to acquire land. No portion of the Loan Proceeds will be used to acquire land (or an interest therein) to be used for farming purposes.

           (nn) No portion of the net Loan Proceeds will be used for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition.

           (oo) The sum of the authorized face amount of the Bond allocable to each test-period beneficiary (as defined in Section 144(a)(10)(D) of the Code) plus the respective aggregate face amount of all tax-exempt facility related bonds presently outstanding which are allocable to each such test-period beneficiary does not exceed $40,000,000. During a three
      (3) year period commencing on the later of the date of the issuance of the Bond or the date the Equipment is placed in service, Borrower shall not sell a portion of the Equipment or lease or allow the sublease of a portion of the Equipment to any Principal User who, together with Related Persons to such Principal User, would cause the $40,000,000 limitation of Section 144(a)(10) of the Code to be exceeded.

           (pp) The Equipment does not consist of a portion of a single building, enclosed shopping mall or strip of offices, stores or warehouses using substantial common facilities with any other portion or portions of such property (of which the Equipment is a part) and where any such other portions are or will be financed with qualified bonds the interest on which is excluded from gross income for federal income tax purposes under Section 103(a) of the Code.

           (qq) The payment of principal or interest with respect to the Bond is not guaranteed In whole or in part by the United States or any agency or instrumentality thereof. The Bond is not issued as part of an issue a significant portion of the proceeds of which are to be used in making loans the payment of principal or interest with respect to which are to be guaranteed in whole or in part by the United States or any agency or instrumentality thereof, or invested directly or indirectly in federally insured deposits or accounts. The payment of principal or interest on the Bond is not otherwise indirectly guaranteed in whole or in part by the United States or any agency or instrumentality thereof within the meaning of Section 149(b) of the Code.

           (rr) Borrower will comply with the provisions of Section 148 of the Code. Borrower covenants, for the benefit of itself, Issuer and Lender, that it will not cause or permit any Loan Proceeds to be invested in a manner contrary to the provisions of Section 148 of the Code and that it will assume compliance with such provisions on behalf of Issuer (including, without limitation, performing required calculations, the keeping of proper records and the timely payment to the Department of the Treasury of the United
      States, in the name of Issuer, all of amounts required to be so paid by Section 148 of the Code).

           (ss) No event has occurred and no condition exists with respect to Borrower that would constitute an "Event of Default" under this Agreement or that, with the lapse of time or the giving of notice or both, would become an "Event of Default" under this Agreement.

           (tt) At least 95% of the net Loan Proceeds will be used to finance a "manufacturing facility' within the meaning of Section 144(a)(12)(C) of the Code, and no more than 25% of the net Loan Proceeds will be used to finance facilities that are "directly related and ancillary" thereto within the meaning of Section 144(a)(12)(C) of the Code. For this purpose, the term "manufacturing facility" means any facility which is used in the manufacturing or production of tangible personal property (including the processing resulting in a change in the condition of such property). Manufacturing facilities do not include an office unless such office is located on the premises of the manufacturing facility and not more than a de minimus (5%) portion of the functions to be performed at such office is not directly related to the day-to-day operations at such facility. Manufacturing facilities do not include storage facilities for raw materials, work in process, finished goods or other materials unless such storage facilities are located on the premises of the manufacturing facility and are directly related to a manufacturing activity conducted at such facility as opposed to a warehousing, distributing, wholesaling, retailing or other non-manufacturing activity.

           (uu) No Loan Proceeds will be allocated to the reimbursement of an expenditure for costs of the Equipment unless such reimbursement allocation is made not later than 18 months after the later of:

            (i) the date the original expenditure is paid; or

           (ii) the date the Equipment is placed in service or abandoned, but in no event more than 3 years after the original expenditure is paid.

           (vv) No person that was a Substantial User of the Equipment at any time during the five (5) year period before the date on which the Bond was issued or any Related Person to that user (x) will receive (directly or indirectly) 5% or more of the Loan Proceeds for such person's interest in the Equipment, and (y) will be a Substantial User of the Equipment at any time during the five (5) year period after the date on which the Bond was issued.

           (ww) Borrower will not permit the sum of (i) the face amount of the Bond, plus (ii) Capital Expenditures made during the period of six (6) years beginning three (3) years prior to the issuance of the Bond and extending three (3) years thereafter, plus (iii) the outstanding principal amount of any prior industrial development bond issues issued to finance facilities of Borrower or any Related Person in the City of Novi, Michigan, to exceed $10,000,000.

           (xx) Notwithstanding any other provisions of this Agreement or any other agreement or any rights of Borrower under this Agreement or any other agreement, Borrower shall not take or permit to be taken by its agents or assigns any action which, or fail to take any reasonable action the omission of which would (i) impair the exclusion of interest on the Bond from the gross income of the recipient under the Code or (ii) affect the validity of the Bond under the Act.


                                  ARTICLE VI

                     TITLE TO EQUIPMENT; SECURITY INTEREST

        Section 6.01. Title to the Equipment. Legal title to the Equipment and any and all repairs, replacements, substitutions and modifications to such Equipment shall be in Borrower. Borrower will at all times protect and defend, at its own cost and expense, its title from and against all claims, liens and legal processes of creditors of Borrower, and keep all Equipment free and clear of all such claims, liens and processes.

        Section 6.02. Security Interest in Equipment. This Agreement is intended to constitute a security agreement within the meaning of the UCC. As security for Borrower's payment to Lender, as assignee of Issuer, of Loan Payments and all other amounts payable to Lender hereunder, under the Indemnity Agreement and under the Prior Loan Agreement and as security for any other obligations (whether direct or indirect) of Borrower to Lender, Borrower hereby grants to Issuer, and Issuer hereby assigns to Lender, a security interest constituting a first lien on the Equipment, all repairs, replacements, substitutions and modifications thereto or thereof and all proceeds of the foregoing. Issuer and Borrower agree to execute such additional documents, including financing statements (including fixture filings if necessary), assignments, affidavits, notices and similar instruments, in form satisfactory to Lender, and to take such other actions that Lender deems necessary or appropriate to establish and maintain the security interest created by this Sections and Borrower hereby designates and appoints Lender as its agent, and grants to Lender a power of attorney (which is coupled with an interest), to execute on behalf of Borrower, such additional documents and to take such other actions. If requested by Lender, Borrower shall obtain a landlord and/or mortgagee's consent and waiver with respect to the property where the Equipment is located. If requested by Lender, Borrower shall conspicuously mark the Equipment with appropriate lettering, labels or tags, and maintain such markings, so as clearly to disclose Lender's security interest in the Equipment.

        Section 6.03. Change in Name or Corporate Structure of Borrower; Change in Location on of Borrower's Principal Place of Business. Borrower's chief executive office is located at the address set forth above, and all of Borrower's records relating to its business and the Equipment are kept at such location. Borrower hereby agrees to provide written notice to Lender and Issuer of any change or proposed change in its name, corporate structure, place of business or chief executive office or change or proposed change in the location of the Equipment; provided, however, that no change or proposed change in the location of the Equipment shall be (i) made without the prior written consent of Lender and Issuer, together with a written opinion of Bond Counsel to the effect that such relocation will not result in a Determination of Taxability, or (ii) to a location outside the State. Such notice shall be provided 30 days in advance of the date that such change or proposed change is planned to take effect. Borrower does business, and has done business, only under its own name and the trade names, if any, set forth on the execution page hereof.

        Section 6.04. Liens and Encumbrances to Title. Borrower shall not, directly or indirectly, create, incur, assume or suffer to exist any mortgage, pledge, lien, charge, encumbrance or claim on or With respect to the Equipment (together, "Liens") other than the respective rights of Lender and Issuer as herein provided. Borrower shall promptly, at its own expense, take such action as may be necessary duly to discharge or remove any such Lien. Borrower shall reimburse Lender for any expenses incurred by Lender to discharge or remove any Lien.

        Section 6.05. Personal Property. The parties hereby intend that the Equipment be, and during the period this Agreement is in force remain, personal property and, when subjected to use by Borrower hereunder, not be or become fixtures; provided, however, that if contrary to the parties' intent the Equipment is or may be deemed to be a fixture, Borrower shall cause filings to be made with the applicable government officials or filing offices to create and preserve for Lender as assignee of Issuer a perfected first priority security interest in the Equipment.

        Section 6.06 Assignment of Insurance. As additional security for the payment and performance of Borrowers obligations hereunder, Borrower hereby assigns to Lender, as assignee of Issuer, any and all moneys (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Equipment or any evidence thereof or any business records or valuable papers pertaining thereto, and Borrower hereby directs the issuer of any such policy to pay all such moneys directly to Lender. Borrower hereby assigns to Lender, as assignee of Issuer, any and all moneys due or to become due with respect to any condemnation proceeding affecting the Equipment. At any time, whether before or after the occurrence of any Event of Default, Lender may (but need not), in Lender's name or in Borrower's name, execute and deliver proof of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy or party in any condemnation proceeding.

        Section 6.07. Occupancy. (a) Borrower hereby irrevocably grants to Lender the right to occupy the property where the Equipment is located (the "Premises") at any time after the occurrence and during the continuance of an Event of Default.

      (b) Lender may occupy the Premises only to hold, sell, store, liquidate, realize upon or otherwise dispose of the Equipment and for other purposes that Lender may in good faith deem to be related or incidental purposes.

      (c) The right of Lender to occupy the Premises shall cease and terminate upon the earlier of (1) payment in full and discharge of all obligations of Borrower and Issuer hereunder, and (2) final sale or disposition of all of the Equipment and delivery of all such Equipment to purchasers.

      (d) Lender shall not be obligated to pay or account for any rent or other compensation for the occupancy of the Premises. Borrower will pay, or reimburse Lender for, all taxes, fees, duties, levies, charges and expenses at any time incurred by or imposed upon Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Section.

      Section 6.08. Agreement as Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or of any financing statements signed by Borrower is sufficient as a financing statement in any state to perfect the security interests granted in this Agreement.

                                  ARTICLE VII

                       AFFIRMATIVE COVENANTS OF BORROWER

      So long as the Loan and the Bond shall remain unpaid, Borrower will comply with the following requirements, unless Lender shall otherwise consent in writing:

        Section 7.01. Reporting Requirements. Borrower will deliver, or cause to be delivered, to Lender each of the following, which shall be in form and detail acceptable to Lender:


           (a) as soon as available, and in any event within 120 days after the end of each fiscal year of Borrower, audited financial statements of Borrower with the unqualified opinion of independent certified public accountants selected by Borrower and acceptable to Lender, which annual financial statements shall include the balance sheet of Borrower as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of Borrower for the fiscal year then ended, ally in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the financial statements referred to in Article V hereof, together with (i) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Borrower is in compliance with the requirements set forth in Section
      7.10 hereof; and (ii) a certificate of the chief financial officer of Borrower stating that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Article V hereof and whether or not such of officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

           (b) as soon as available and in any event within 90 days after the end of each fiscal quarter of Borrower, an unaudited internal balance sheet and statements of income and retained earnings of Borrower as at the end of and for such month and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally
                                      23
      accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Article V hereof and certified by the chief financial officer of Borrower, subject to year-end audit adjustments; and accompanied by a certificate of that officer stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Article V hereof, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Borrower is in compliance with the requirements set forth in Section 7.10 hereof;

           (c) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Borrower of the type described in Article V hereof or which seek a monetary recovery against Borrower in excess of $250,000.00;

           (d) as promptly as practicable (but in any event not later than five Business Days) after an officer of Borrower obtains knowledge of the occurrence of any event that constitutes a Default or an Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such Default or Event of Default;

           (e) promptly upon knowledge thereof, notice of any loss or destruction of or damage to any Equipment or of any material adverse change in any Equipment;

           (f) promptly upon their distribution, copies of all financial statements, reports and proxy statements that Borrower shall have sent to its stockholders;

           (g) promptly after the amending thereof, copies of any and all amendments to its certificate of incorporation, articles of incorporation or bylaws;

           (h) promptly upon knowledge thereof, notice of the violation by Borrower of any law, rule or regulation;

           (i) promptly upon knowledge thereof, notice of any material adverse change in the financial or operating condition of Borrower.


        Section 7.02. Books and Records; Inspection and Examination. Borrower will keep accurate books of record and account for itself pertaining to the Equipment and pertaining to Borrower's business and financial condition and such other matters as Lender may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of Lender or Issuer, will permit any officer, employee, attorney or accountant for Lender or Issuer to audit, review, make extracts from, or copy any and all corporate and financial books, records and properties of Borrower at all times during ordinary business hours, and to discuss the affairs of Borrower with any of its directors, officers, employees or agents. Borrower will permit Lender, Issuer or any of their employees, accountants, attorneys or agents, to examine and copy any or all of its records and to examine and inspect the Equipment at any time during Borrower's business hours.

        Section 7.03. Compliance With Laws; Environmental Indemnity. Borrower will (a) comply with the requirements of applicable laws and regulations, the noncompliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable Environmental Laws and obtain any permits, licenses or similar approvals required by any such Environmental Laws and (c) use and keep the Equipment, and will require that others use and keep the Equipment only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. Borrower shall secure all permits and licenses, if any, necessary for the installation and operation of the Equipment. Borrower shall comply in all respects (including, without limitation, with respect to the use, maintenance and operation of each item of the Equipment) with all laws of the jurisdictions in which its operations involving any component of Equipment may extend and of any legislative, executive, administrative or judicial body exercising any power or jurisdiction over the items at the Equipment or its interest or rights under this Agreement. Borrower will indemnify, defend and hold Lender or Issuer harmless from and against any claims, loss or damage to which Lender or Issuer may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by Borrower or on property owned, leased or controlled by Borrower. This indemnification shall survive the termination of this Agreement and payment of the indebtedness hereunder and under the Bond.

        Section 7.04. Payment of Taxes and Other Claims. Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Equipment) or upon or against the creation, perfection or continuance of the security interest created pursuant to this Agreement, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of Borrower; provided, that Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. Borrower will pay, as the same respectively come due, all taxes and governmental charges of any kind whosoever that may at any time be lawfully assessed or levied against or with respect to the Equipment, as well as all gas, water, steam, electricity, heat, power, telephone, utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Equipment.

        Section 7.05. Maintenance of Equipment. (a) Borrower shall, at its own expense, maintain, preserve and keep the Equipment in good repair, working order and condition, and shall from time to time make all repairs and replacements necessary to keep the Equipment in such condition, and in compliance with state and federal laws, ordinary wear and tear excepted. Borrower shall maintain the Equipment in a condition suitable for certification by the manufacturer thereof (if certification is available) and in conformance with all manufacturers recommended maintenance requirements. In the event that any parts or accessories forming part of any item or items of Equipment become worn out, lost, destroyed, damaged beyond repair or otherwise rendered unfit for use, Borrower, at its own expense and expeditiously, will replace or cause the replacement of such parts or accessories by replacement parts or accessories free and clear of all liens and encumbrances and with a value and utility at least equal to that of the parts or accessories being replaced (assuring that such replaced parts and accessories were otherwise in good working order and repair). All such replacement parts and accessories shall be deemed to be incorporated immediately into and to constitute an integral portion of the Equipment and, as such, shall be subject to the terms of this Agreement. Neither Lender nor Issuer shall have any responsibility in any of these matters, or for the making of improvements or additions to the Equipment.

      (b) Borrower will defend the Equipment against all claims or demands of all persons (other than Lender) claiming the Equipment or any interest therein.

      (c) Borrower will keep the Equipment free and clear of all security interests, liens and encumbrances except the security interest created pursuant to this Agreement.

      Section 7.06. Insurance; Indemnification. (a) Borrower shall, at its own expense, procure and maintain continuously in effect: (i) public liability insurance for personal injuries, death or damage to or loss of property arising out of or in any way relating to the Equipment sufficient to protect Lender and Issuer from liability in all events, with a coverage limit of not less than $1,000,000 per occurrence unless a different coverage minimum with respect to particular Equipment is required by Lender, and (ii) insurance against such hazards as Lender may require, including, but not limited to, all-risk casualty and property insurance, in an amount equal to the greater of the full replacement cost of the Equipment with new equipment having substantially similar specifications or the applicable Prepayment Amount.

      (b) If required by State law, Borrower shall carry workers' compensation insurance covering all employees on, in, near or about the Equipment, and upon request, shall furnish to Lender certificates evidencing such coverage.

      (c) All insurance policies required by this Article shall be taken out and maintained with insurance companies acceptable to Lender; and shall contain a provision that the insurer shall not cancel or revise coverage thereunder without giving written notice to the insured parties at least thirty
(30) days before the cancellation or revision becomes effective. No insurance shall be subject to any co-insurance clause. Each insurance policy required by this Article shall name Lender and Issuer, as applicable, as an additional insured party and loss payee without regard to any breach of warranty or other act or omission of Borrower and shall include a lender's loss payable endorsement for the benefit of Lender. Prior to the delivery of Equipment, Borrower shall deposit with Lender evidence satisfactory to Lender of such insurance and, prior to the expiration thereof, shall provide Lender evidence of all renewals or replacements thereof.

      (d) As among Lender, Borrower and Issuer, Borrower assumes all risks and liabilities from any cause whatsoever, whether or not covered by insurance, for loss or damage to any Equipment and for injury to or death of any person or damage to any property, whether such injury or death be with respect to agents or employees of Borrower or of third parties, and whether such property damage be to Borrower's property or the property of others. Whether or not covered by insurance, Borrower hereby assumes responsibility for and agrees to reimburse Lender for and will indemnify, defend and hold Lender harmless from and against all liabilities, obligations, losses, damages, penalties, claims, actions, costs and expenses (including reasonable attorneys' fees) of whatsoever kind and nature, imposed on, incurred by or asserted against Lender that in any way relate to or arise out of this Agreement, the Bond, the transactions contemplated hereby and the Equipment, including but not limited to, (i) the selection, manufacture, purchase, acceptance or rejection of Equipment or the ownership of the Equipment, (ii) the delivery, lease, possession, maintenance, use, condition, return or operation of the Equipment,
(iii) the condition of the Equipment sold or otherwise disposed of after possession by Borrower, (iv) any patent or copyright infringement, (v) the conduct of Borrower, its officers, employees and agents, (vi) a breach of Borrower of any of its covenants or obligations hereunder and (vii) any claim, loss, cost or expense involving alleged damage to the environment relating to the Equipment, including, but not limited to investigation, removal, cleanup and remedial costs. All amounts payable by Borrower pursuant to the immediately preceding sentence shall be paid immediately upon demand of Lender. This provision shall survive the termination of this Agreement.

      (e) Issuer and its members, officers, agents and employees (the "Indemnified Persons") shall not be liable to Borrower for any reason. Borrower shall indemnify and hold Issuer and the indemnified Persons harmless from any loss, expenses (including reasonable counsel fees) or liability of any nature due to any and all suits, actions, legal or administrative proceedings, or claims arising or resulting from, or in any way connected with
(i) the financing, installation, operation, use, or maintenance of the Equipment, (ii) any act, failure to act, or misrepresentation by any person, firm, corporation or governmental agency, including Issuer, in connection with the Loan, (iii) any act, failure to act, or misrepresentation by Issuer in connection with this Agreement or any other document involving Issuer in this matter, or (iv) the selection and appointment of firms providing services to the transactions contemplated by this Agreement. If any suit, action or proceeding is brought against Issuer or any Indemnified Person, that action or proceeding shall be defended by counsel to Issuer or Borrower as Issuer shall determine. If the defense is by counsel to Issuer, which is the Attorney General of Michigan or may, in some instances by private, retained counsel, Borrower shall indemnify Issuer and Indemnified Persons for the reasonable cost of that defense, including reasonable counsel fees. If Issuer determines that Borrower shall defend Issuer or Indemnified Persons, Borrower shall immediately assume the defense at its own cost. Borrower shall not be liable for any settlement of any proceeding made without its consent (which consent shall not be unreasonably withheld).

      Borrower shall also indemnify Issuer for all reasonable costs and expenses, including reasonable counsel fees incurred in: (i) enforcing any obligation of Borrower under this Agreement or any related agreement, (ii) taking any action requested by Borrower, (iii) taking any action required by this Agreement or any related agreement, or (iv) taking any action considered necessary by Issuer and which is authorized by this Agreement or any related agreement.

      Borrower shall not be obligated to indemnify Issuer or any Indemnified Person if a court with competent jurisdiction finds that the liability in question was caused by the willful misconduct or sole gross negligence of Issuer or the involved Indemnified Person, unless the court determines that, despite the adjudication of liability but in view of all circumstances of the case, Issuer or the Indemnified

Person(s) is (are) fairly and reasonably entitled to indemnity for the expenses which the court considers proper.

      The obligations of Borrower under this Section 7.06(e) shall survive any assignment or termination of this Agreement.

      Section 7.07. Preservation of Corporate Existence. Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; and shall conduct its business in an orderly, efficient and regular manner.

      Section 7.08. Performance by Lender. If Borrower at any time fails to perform or observe any of the covenants or agreements contained in this Agreement, and if such failure shall continue for a period of ten calendar days after Lender gives Borrower written notice thereof (or in the case of the agreements contained in Sections 7.05 and 7.06 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of Borrower (or, at Lender's option, in Lender's name) and may, but need not, take any and all other actions which Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments), and Borrower shall thereupon pay to Lender on demand the amount of all moneys expended and all costs and expenses (including reasonable attorney's fees and legal expenses) incurred by Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by Lender, together with interest thereon from the date expended or incurred at the rate publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date on which such change is announced by Citibank, N.A.) plus 5%, but not in excess of the maximum rate permitted by law. To facilitate the performance or observance by Lender of such covenants of Borrower, Borrower hereby irrevocably appoints Lender, or the delegate of Lender, acting alone, as the attorney in fact of Borrower with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower under this Agreement.

       Section 7.09. Covenant as to Nonimpairment of Tax-exempt Status. Borrower covenants that, notwithstanding any provision of this Agreement or the rights of Borrower hereunder, it will not take, or permit to be taken on its behalf, any action that would impair the exclusion of Interest from gross income for federal income tax purposes and that it will take such reasonable action for itself and on behalf of Issuer as may be necessary to continue such exclusion, including, without limitation, the preparation and filing of any statements required to be filed by it in order to maintain such exclusion.

       Borrower will not cause or permit any Loan Proceeds to be invested in a manner contrary to the provisions of Section 148 of the Code and will assure compliance with such requirements on behalf of Issuer. Borrower shall calculate and timely pay to the United States of America, for the account of Issuer, all amounts required to be so paid in accordance with Section 148 of the Code and shall maintain on behalf of Issuer, all records required to be maintained pursuant to Section 148(f) of the Code. At least once every five years, commencing with the end of the fifth Bond Year (as defined in the Income Tax Regulations promulgated under Section 148(f) of the Code, and not later than 60 days after payment in full of the Loan and the Bond, Borrower will furnish to each of Issuer and Lender a certificate showing compliance with the applicable provisions of said Section 148(f), which certificate shall be accompanied by an opinion of counsel or certificate of accountants supporting the matters set forth in such certificate.

      In addition to the foregoing covenants, Borrower further covenants that
(i) it will requisition, apply and spend the moneys in the Escrow Fund in a manner so that as of any date at least 95% of the total amount theretofore requisitioned from the Escrow Fund will be applied to finance costs (paid on or after January 28, 1996) for the acquisition, construction, rehabilitation or improvement of land and other property which is of a character subject to an allowance for depreciation under Section 167 of the Code; (ii) it will not permit moneys in the Escrow Fund to be invested in such a manner as to cause the Bond to be an "arbitrage bond" under Section 148(a) of the Code, (iii) it will promptly notify Lender if, at any time, Borrower proposes to take any action, or any action is to be taken by or on behalf of any Principal User of the Project or any Related Person, the effect of which could be to cause interest to become includable in the gross income of owners thereof for federal income tax purposes by reason of the $10,000,000 capital expenditure limitation imposed by Section 144(a)(4) of the Code being exceeded or the $40,000,000 limitation imposed by Section 144(a)(10) of the Code being exceeded; (iv) it will not requisition from the Escrow Fund more than $80,000 to pay Issuance Costs; and (v) no portion of the net Loan Proceeds will be used for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition.

      Borrower acknowledges that a failure to abide by the foregoing covenants may result in a Determination of Taxability.

      Section 7.10. Financial Covenants. (a) Borrower and Guarantors will maintain a ratio of Total Funded Debt (as defined below) to EBITDA (as defined below) at no more than 4.75 to 1.0 (determined for the four most recently ended fiscal quarters).

      (b) Borrower and Guarantors will maintain Tangible Capital Funds (as defined below) at the end of each fiscal quarter equal to at least $10,000,000.

      (c) Borrower and Guarantors will maintain a ratio (calculated on a consolidated basis) of (i) total liabilities minus deferred tax liabilities at the end of each fiscal quarter, as shown on the consolidated balance sheet of Borrower and Guarantors and as determined and prepared in accordance with generally accepted accounting principles consistently applied to (ii) Tangible Capital Funds, at no more than 3.0 to 1.0.

      (d) Borrower and Guarantors will maintain a ratio (calculated on a consolidated basis) of current assets to current liabilities, as determined in accordance with generally accepted accounting principles, of at least 1.25 to 1.0.

      As used in this Section 7.10, the following terms have the following meanings:

      "Total Funded Debt" means total liabilities of Borrower and Guarantors minus (i) cash on hand, (ii) accounts payable, (iii) deferred tax liabilities, and (iv) other deferred liabilities, as shown on the consolidated balance sheet of Borrower and Guarantors and as determined and prepared in accordance with generally accepted accounting principles consistently applied.

      "EBITDA" means consolidated earnings of Borrower and Guarantors net of interest payments and accruals, federal income taxes, depreciation and amortization, as shown on the consolidated balance sheet of Borrower and Guarantors and as determined and prepared in accordance with generally accepted accounting principles consistently applied.

      "Tangible Capital Funds" means Tangible Net Worth plus deferred tax liabilities.

      "Tangible Net Worth" means (i) the amount of all assets excluding deferred tax liabilities which, under generally accepted accounting principles consistently applied, would appear on the consolidated balance sheet of Borrower and Guarantors, but excluding intangible items such as deferred tax assets, goodwill, treasury shares, reserves, patents, trademarks, research and development expenses and the like, and excluding any write-up in the book value of such assets resulting from a reevaluation thereof, less (ii) the amount of all liabilities which, under generally accepted accounting principles consistently applied, would appear on the consolidated balance sheet of Borrower and Guarantors (including all lease obligations payable within the succeeding 12-month period).


                                 ARTICLE VIII

                        NEGATIVE COVENANTS OF BORROWER

       So long as the Loan and the Bond shall remain unpaid, Borrower agrees that:

       Section 8.01. Lien. Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of the Equipment except for the security interest created pursuant to this Agreement.

       Section 8.02. Sale of Assets. Borrower will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets or of any of the Equipment or any interest therein (whether in one transaction or in a series of transactions) without the prior written consent of Lender (which consent Lender may withhold in its sole discretion) and, with respect to the Equipment, without providing an opinion of counsel that such action will not result in a Default or Event of Default and an opinion of Bond Counsel that such action will not result in a Determination of Taxability.

       Section 8.03. Consolidation and Merger. Borrower will not consolidate with or merge into any person or permit any other person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other person unless: (i) Lender provides its prior written consent thereto (which consent Lender may withhold in its sole discretion), (ii) written notice of such merger or consolidation is provided to Issuer and (iii) the surviving entity is qualified to do business in the State and agrees in writing to assume Borrower's obligations hereunder, under the Escrow Agreement and under the Tax Compliance Certificate.

       Section 8.04. Accounting. Borrower will not adopt, permit or consent to any material change in accounting principles other than as required by generally accepted accounting principles without the prior written consent of Lender (which consent Lender may withhold in its sole discretion). Borrower will not adopt, permit or consent to any change in its fiscal year without the prior written consent of Lender (which consent Lender may withhold in its sole discretion).

       Section 8.05. Transfers. Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

       Section 8.06. Other Defaults. Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon Borrower or any judgment, decree, order or determination applicable to Borrower.

       Section 8.07. Place of Business. Borrower will not permit any of the Equipment or any records pertaining to the Equipment to be located outside the State or in any location where, in the event of such location, a financing statement covering such Equipment would be required to be, but has not in fact been, filed in order to perfect the security interest created pursuant to this Agreement.

       Section 8.08. Modifications and Substitutions. (a) Borrower will not make any material alterations, modifications or additions to the Equipment which cannot be removed without materially damaging the functional capabilities or economic value of the Equipment. Upon transfer of the Equipment to Lender and at the request of Lender, Borrower, at its sole cost and expense, will remove all alterations, modifications and additions and repair the Equipment as necessary to return the Equipment to the condition in which it was furnished, ordinary wear and tear and permitted modifications excepted.

      (b) Notwithstanding the provisions of subparagraph (a) of this section, Borrower may, with the prior written consent of Lender, substitute for parts, elements, portions or all of the Equipment, other parts, elements, portions, equipment or facilities of similar function and value; provided, however, that any substitutions made pursuant to Borrower's obligations to make repairs referenced under any provision of this Agreement shall not require such prior written consent. Borrower shall provide such documents or assurances as Lender may reasonably request to maintain or confirm the security interest assigned to Lender in the Equipment as so modified or substituted.

       Section 8.09. Use of the Equipment. Borrower will not install, use, operate or maintain the Equipment improperly, carelessly, in violation of any applicable law or in a manner contrary to that contemplated by this Agreement.

                                  ARTICLE IX

                            DAMAGE AND DESTRUCTION;
                              USE OF NET PROCEEDS

       Borrower shall provide a complete written report to Lender immediately upon any loss, theft, damage or destruction of any Equipment and of any accident involving any Equipment. If all or any part of the Equipment is lost, stolen, destroyed or damaged beyond repair ("Damaged Equipment"), Borrower shall as soon as practicable after such event either: (a) replace the same at Borrower's sole cost and expense with equipment having substantially similar specifications and of equal or greater value to the Damaged Equipment immediately prior to the time of the loss occurrence, such replacement equipment to be subject to Lender's approval, whereupon such replacement equipment shall be substituted in this Agreement and the other related documents by appropriate endorsement or amendment; or (b) pay the applicable Prepayment Amount of the Damaged Equipment. Borrower shall notify Lender of which course of action it will take within fifteen (15) calendar days after the loss occurrence. If, within forty-five (45) calendar days of the loss occurrence, (a) Borrower fails to notify Lender; (b) Borrower and Lender fail to execute an amendment to this Agreement to delete the Damaged Equipment and add the replacement equipment or (c) Borrower fails to pay the applicable Prepayment Amount, then Lender may, at its sole discretion, declare the applicable Prepayment Amount to be immediately due and payable, and Borrower is required to pay the same. The Net Proceeds of insurance with respect to the Damaged Equipment shall be made available by Lender to be applied to discharge Borrower's obligation under this Article. The payment of the Prepayment Amount and the termination of Lender's interest in the Damaged Equipment is subject to the terms of Section 2.07 hereof. For purposes of this Article, the term "Net Proceeds" shall mean the amount remaining from the gross proceeds of any insurance claim or condemnation award after deducting all expenses (including reasonable attorneys' fees) incurred in the collection of such claim or award.



                                   ARTICLE X

                      ASSIGNMENT, SUBLEASING AND SELLING

       Section 10.01. Assignment by Lender. This Agreement, the Bond and the obligations of Borrower to make payments hereunder and under the Bond may be assigned in whole but not in part to an assignee by Lender at any time, without the necessity of obtaining the consent of Issuer or Borrower; provided, however, that no such assignment or any reassignment shall be effective unless and until Issuer and Borrower shall have received (i) notice of the assignment disclosing the name and address of the assignee, which notice Issuer shall maintain as evidence of the registration and ownership of the Bond, (ii) a properly completed assignment of the Bond and (iii) an investment letter substantially in the form delivered at closing. Upon receipt of notice of assignment, Borrower shall agree to make all payments to the assignee designed in the notice of assignment, notwithstanding any claim, defense, setoff or counterclaim whatsoever (whether arising from a breach of this Agreement or otherwise) that Issuer and Borrower may from time to time have against Lender or the assignee. Issuer and Borrower agree to execute all documents, including notices of assignment and chattel mortgages or financing statements, which may be reasonably requested by Lender or its assignee to protect their interest in the Equipment and in this Agreement.

       Section 10.02. No Sale or Assignment by Borrower. This Agreement and the interest of Borrower in the Equipment may not be sold, assumed, assigned or encumbered by Borrower without the prior written consent of Lender (which consent Lender may withhold in its sole discretion) and without providing to
Issuer: (i) 30 days' notice of such sale, assumption, assignment or encumbrance and (ii) evidence that Borrower's obligations hereunder, under the Escrow Agreement and under the Tax Compliance Certificate have been properly assumed.

                                  ARTICLE XI

                        EVENTS OF DEFAULT AND REMEDIES

       Section 11.01. Events of Default. The following constitute "Events of Default" under this Agreement:

           (a) failure by Borrower to pay to Lender, as assignee of Issuer, when due any Loan Payment or to pay any other payment required to be paid hereunder or under the Indemnity Agreement and the continuation of such failure for a period of ten (10) days;

           (b) failure by Borrower to maintain insurance on the Equipment in accordance with Section 7.06 hereof;

           (c) failure by Borrower or Issuer to observe and perform any other covenant, condition or agreement contained herein, in the Escrow Agreement, in the Tax Compliance Certificate, in the Indemnity Agreement or in any other document or agreement executed in connection herewith on its part to be observed or performed for a period of 30 days after written notice is given to Borrower or Issuer, as the case may be, specifying such failure and requesting that it be remedied; provided, however, that, if the failure stated in such notice cannot be corrected within such 30-day period, Lender will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by Borrower or Issuer, as the case may be, within the applicable period and diligently pursued until the default is corrected;

           (d) initiation by Issuer of a proceeding under any federal or state bankruptcy or insolvency law seeking relief under such laws concerning the indebtedness of Issuer;

           (e) Borrower or any Guarantor shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or

     Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower or any Guarantor, as the case may be; or Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower or any Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or any Guarantor;

           (f) determination by Lender that any representation or warranty made by Borrower, Issuer or any Guarantor herein, in the Tax Compliance Certificate or in any other document executed in connection herewith was untrue in any material respect when made;

           (g) an Event of Taxability shall occur;

           (h) the occurrence of a default or an event of default under any instrument, agreement or other document evidencing or relating to any indebtedness or other monetary obligation of Borrower in an amount greater than $250,000.00;

           (i) any Guarantor shall repudiate, purport to revoke or fail to perform such Guarantor's obligations under a Guaranty Agreement; or

           (j) the percentage share of ownership of the stock of Borrower held by Borrower's officers and directors and by Manubusiness Opportunities, Inc. on the date on which the Bond is issued is reduced during the period that the Loan and the Bond are outstanding without the prior written consent of Lender (Borrower hereby acknowledges that Lender has made its decision to enter into the transactions contemplated hereby based upon the management expertise of the current stockholders and their ownership of the stock of Borrower); or

           (k) the occurrence of a default or an event of default under the Prior Loan Agreement or any other obligation (whether direct or indirect) of Borrower to Lender or any of its affiliates.

      Section 11.02. Remedies on Default. Whenever any Event of Default shall have occurred and be continuing, Lender, as assignee of Issuer, shall have the right, at its sole option without any further demand or notice, to take any one or any combination of the following remedial steps insofar as the same are available to secured parties under Article 9 of the UCC in effect in the State from time to time and which are otherwise accorded to Lender, as assignee of Issuer, by applicable law:

           (a) by notice to Issuer and Borrower, declare the entire unpaid principal amount of the Loan and the Bond then outstanding, all interest accrued and unpaid thereon and all amounts payable under this Agreement to be forthwith due and payable, whereupon the Loan, the Bond, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower;

           (b) take possession of the Equipment wherever situated, without any court order or other process of law and without liability for entering the premises, and lease, sublease or make other disposition of the Equipment for use over a term in a commercially reasonable manner, all for the account of Lender, provided that Borrower shall remain directly liable for the deficiency, if any, between the rent or other amounts paid by a lessee or sublessee of the Equipment pursuant to such lease or sublease during the same period of time, after deducting all costs and expenses, including reasonable attorneys' fees and expenses, incurred with respect to the recovery, repair and storage of the Equipment during such period of time;

           (c) take possession of the Equipment wherever situated, without any court order or other process of law and without liability for entering the premises, and sell the Equipment in a commercially reasonable manner. All proceeds from such sale shall be applied in the following manner:

             FIRST, to pay all proper and reasonable costs and expenses associated with the recovery, repair, storage and sale of the Equipment, including reasonable attorneys' fees and expenses;

             SECOND, to pay (i) Lender the amount of all unpaid Loan Payments or other obligations owed to Lender under the Prior Loan Agreement which are then due and owing, together with interest and late charges thereon and (ii) Lender the then applicable Prepayment Amount (taking into account the payment of past-due Loan Payments as aforesaid), plus a pro rata allocation of interest, at the rate utilized to calculate the Loan Payments, from the next preceding due date of a Loan Payment until the date of payment by the buyer;

             THIRD, to pay Issuer and/or Lender any other amounts due hereunder, including indemnity payments, taxes, charges, reimbursement of any advances and other amounts payable to Lender or Issuer hereunder;

             FOURTH, to pay the remainder of the sale proceeds, purchase moneys or other amounts paid by a buyer of the Equipment to Borrower;

           (c) proceed by appropriate court action to enforce specific performance by Issuer or Borrower of the applicable covenants of this Agreement or to recover for the breach thereof, including the payment of all amounts due from Borrower. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees; and

           (d) take whatever action at law or in equity may appear necessary or desirable to enforce its rights with respect to the Equipment. Borrower shall pay or repay to Lender or

     Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees.

      Notwithstanding any other remedy exercised hereunder, Borrower shall remain obligated to pay to Lender any unpaid portion of the Prepayment Amount.

      Section 11.03. Return of Equipment. Upon an Event of Default, Borrower shall within ten (10) calendar days after notice from Lender, at its own cost and expense: (a) perform any testing and repairs required to place the Equipment in the condition required by Article VII; (b) if deinstallation, disassembly or crating is required, cause the Equipment to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lender; and (c) deliver the Equipment to a location specified by Lender, freight and insurance prepaid by Borrower. If Borrower refuses to deliver the Equipment in the manner designed, Lender may enter upon Borrower's premises where the Equipment is kept and take possession of the Equipment and charge to Borrower the costs of such taking. Borrower hereby expressly waives any damages occasioned by such taking.

      Section 11.04. No Remedy Exclusive. No remedy herein conferred upon or reserved to Lender or Issuer is intended to be exclusive and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Lender or Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required by this Article. All remedies herein conferred upon or reserved to Lender or Issuer shall survive the termination of this Agreement.

      Section 11.05. Late Charge. Any Loan Payment not paid by Borrower on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of five cents ($.05) per dollar of the delinquent amount or the lawful maximum, and Borrower shall be obligated to pay the same immediately upon receipt of Lender's written invoice therefor.

                                  ARTICLE XII

                                MISCELLANEOUS

      Section 12.01. Costs and Expenses of Lender and Issuer. (a) Borrower shall pay to Lender, in addition to the Loan Payments payable by Borrower hereunder, such amounts in each year as shall be required by Lender in payment of any reasonable costs and expenses incurred by Lender in connection with the execution, performance or enforcement of this Agreement, including but not limited to payment of all reasonable fees, costs and expenses and all administrative costs of Lender in connection with the Equipment, expenses (including, without limitation, attorneys' fees and disbursements), fees of auditors or attorneys, insurance premiums not otherwise paid hereunder and all other direct and necessary administrative costs of Lender or charges required to be paid by it in order to comply with the terms of, or to enforce its rights under, this Agreement. Such costs and expenses shall be billed to Borrower by Lender from time to time, together with a statement certifying that the amount so billed has been paid by Lender for one or more of the items above described, or that such amount is then payable by Lender for such items. Amounts so billed shall be due and payable by Borrower within 30 days after receipt of the bill by Borrower. Issuer shall have no liability for any fees or expenses of Lender.

      (b) Borrower hereby further expressly agrees to pay upon written request, the fees and expenses of Issuer (including the fees and expenses of its bond counsel) related to the transactions contemplated by this Agreement which are not otherwise required to be paid by Borrower under the terms of this Agreement. In particular, but without limiting the generality of the foregoing, Borrower shall pay a one-time issuance fee of $10,000.00 to Issuer prior to or contemporaneously with the making of the Loan. In addition, Borrower shall pay, within ten (10) days of demand therefor: (i) all out-of-pocket costs and expenses of Issuer incidental to the making of the Loan and (ii) the reasonable out-of-pocket expenses of Issuer (including, without limitation, reasonable attorneys' fees) related to the transactions contemplated by this Agreement or incurred by Issuer in enforcing the provisions of this Agreement.

      Section 12.02. Disclaimer of Warranties. LENDER AND ISSUER MAKE NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR USE OF THE EQUIPMENT, OR ANY OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT THERETO. In no event shall Lender or Issuer be liable for any loss or damage in connection with or arising out of this Agreement, the Equipment or the existence, furnishing, functioning or Borrowers use of any item or products or services provided for in this Agreement.

      Section 12.03. Notices. All notices, certificates, requests, demands and other communications provided for hereunder or under the Escrow Agreement shall be in writing and shall be (a) personally delivered, (b) sent by first-class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth above and, if telecopied, transmitted to that party at its telecopier number set forth above or, as to each party, at such other address or telecopier number as may hereafter be designed by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or
(d) the date of transmission if delivered by telecopy. If notice to Borrower of any intended disposition of the Equipment or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least ten (10) calendar days prior to the date of intended disposition or other action.

      Section 12.04. Further Assurance and Corrective Instruments. Issuer and Borrower hereby agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further acts, instruments, conveyances, transfers and assurances, as Lender reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of this Agreement or the Escrow Agreement and any rights of Lender hereunder or thereunder.

      Section 12.05. Binding Effect; Time of the Essence. This Agreement shall inure to the benefit of and shall be binding upon Lender, Issuer, Borrower and their respective successors and assigns. Time is of the essence.

      Section 12.06. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

      Section 12.07. Amendments. To the extent permitted by law, the terms of this Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the parties hereto, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

      Section 12.08. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instruments and any of the parties hereto may execute this Agreement by signing any such counterpart. provided that only the original marked "Original: 1 of 6" on the execution page thereof shall constitute chattel paper under the Uniform Commercial Code.

      Section 12.09. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

      Section 12.10. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

      Section 12.11. Entire Agreement. This Agreement, the Escrow Agreement and the exhibits hereto and thereto constitute the entire agreement among Lender, Issuer, Borrower and Escrow

Agent. There are no understandings, agreements, representations or warranties, express or implied, not specified herein or in such documents regarding this Agreement or the Equipment financed hereby.

      Section 12.12. Usury. It is the intention of the parties hereto to comply with any applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement, in no event shall this Agreement require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum permitted by applicable law.

      Section 12.13. Waiver of Jury Trial. LENDER, ISSUER AND BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS AMONG LENDER, ISSUER OR BORROWER RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LENDER, ISSUER AND BORROWER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY-AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED) EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      Section 12.l4. Governmental Functions. The State is not assigning any of its governmental functions in this Agreement. The State shall not be precluded from taking such actions as shall be necessary in order for it to perform its governmental functions. Issuer shall, however, be bound by its undertakings herein and in the Escrow Agreement

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement in their respective corporate names by their duly authorized officers, all as of the date first written above.

                                         GE CAPITAL PUBLIC FINANCE, INC.
Lender:

                                            By__________________________
                                            Title V. P.
                                                  ----------------------


                                             MICHIGAN STRATEGIC FUND
Issuer:


                                            By__________________________
                                            Title_______________________


                                            By__________________________
                                            Title_______________________


Borrower:

                                             SECOM GENERAL CORPORATION


                                            By__________________________
                                            Title_______________________


Trade Names of Borrower, if any
__________________

     NONE
__________________
__________________






                                ORIGINAL: 4 OF 6
                      [EXECUTION PAGE OF LOAN AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement in their respective corporate names by their duly authorized officers, all as of the date first written above.

                                         GE CAPITAL PUBLIC FINANCE, INC.
Lender:

                                            By__________________________
                                            Title_______________________


                                             MICHIGAN STRATEGIC FUND
Issuer:


                                            By__________________________

                                            Title   Member
                                                 -----------------------


                                            By__________________________

                                            Title Authorized Officer
                                                  ------------------


Borrower:

                                             SECOM GENERAL CORPORATION


                                            By /s/ David J. Marczak
                                              --------------------------
                                            Title Secretary-Treasurer
                                                 -----------------------


Trade Names of Borrower, if any

__________________
     NONE
__________________
__________________






                               ORIGINAL: 4 OF 6
                      [EXECUTION PAGE OF LOAN AGREEMENT]